LSB
                                          INDUSTRIES
NEWS: for immediate release
________________________________________________________________
                                    POST OFFICE BOX 754 (73101)
                                   16 SOUTH PENNSYLVANIA (73107)
                                      OKLAHOMA CITY, OK U.S.A.
                                         PHONE 405-235-4546
                                        TELEX 203656 LSB UR
                                          FAX 405-235-5067

LSB Industries, Inc. Announces That It Has Been Advised by the
       New York Stock Exchange That It Intends to Apply to
                     De-List LSB's Securities


     OKLAHOMA CITY, June 14 /PRNewswire/ - LSB Industries, Inc. (NYSE: LSB) ("LSB") announced today that it has been notified that the New York Stock Exchange ("NYSE") intends to apply to de-list LSB's securities from trading due to LSB not meeting certain listing criteria, and that LSB's securities will be suspended from trading on the NYSE prior to the opening of the market on Tuesday, June 29, 1999.
     LSB is in discussions with other national securities exchanges and organized securities markets to list LSB's common stock and $3.25 Convertible Series C preferred stock for trading.
     LSB is a manufacturing, marketing and engineering company with activities on a worldwide basis. LSB's principal business activities consist of the manufacture and sale of chemical products for the mining, agricultural and industrial markets, the manufacture and sale of commercial and residential climate control products, the provision of specialized engineering services, and other activities.

SOURCE LSB Industries, Inc.
    -0-                       06/14/99
     /CONTACT: Tony M. Shelby, Chief Financial Officer of LSB
Industries, Inc., 405-235-4546; or Leslie A. Schupak, ext. 205, or Joe Mansi, ext. 207, both of KSCA, 212-682-6300, for LSB
Industries, Inc./
     /Web site: http://www.lsbindustries.com/
     (LSB)

                               -0-